UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2019

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Greenway Plaza, Suite 2400, Houston, Texas 77046

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	CPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2019, Camden Property Trust, a Texas real estate investment trust (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, for themselves and representatives of the several Underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $300,000,000 aggregate principal amount of its 3.350% Notes due 2049 (the “2049 Notes”).

The offering of the 2049 Notes is described in the Company’s Prospectus Supplement dated September 23, 2019 to the Company’s Prospectus dated May 15, 2017. The 2049 Notes will be issued pursuant to the Company’s existing shelf registration statement.

After deducting underwriting discounts and other offering expenses, the net proceeds from the sale of the 2049 Notes will be approximately $296.6 million. The Company intends to use the net proceeds to fund the early redemption of all of the $250 million aggregate principal amount of its 4.625% Senior Notes due 2021 (the “2021 Notes”), plus a make-whole premium and accrued and unpaid interest to the date of redemption, and to repay all of the approximately $45.5 million aggregate principal amount of its 4.38% secured conventional mortgage note due 2045 (the “2045 Note”), plus a prepayment premium and interest to the date of repayment. In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates for which they have received, and may in the future receive, customary fees. U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., one of the Underwriters, is serving as the trustee under the indenture under which the 2049 Notes will be issued. To the extent any of the Underwriters or their affiliates own any of the 2021 Notes or the 2045 Note, upon the application of the net proceeds from the offering of the 2049 Notes to fund the redemption of the 2021 Notes or the repayment of the 2045 Note, such Underwriters or affiliates will receive a portion of those net proceeds.

The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.

Item 8.01	Other Events.

On September 23, 2019, notice was provided to the holders of the 2021 Notes of a redemption of the 2021 Notes on October 23, 2019. Also on September 23, 2019, notice was provided of prepayment of the 2045 Note on October 31, 2019. In connection with the redemption and prepayment, the Company expects to record a one-time charge of approximately $12 million, or approximately $0.12 per share, to its net income in the fourth quarter of 2019.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Title

1.1

Underwriting Agreement among the Company and BofA Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, for themselves and as Representatives of the several Underwriters named therein, dated September 23, 2019.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2019

CAMDEN PROPERTY TRUST

By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President - Chief Accounting Officer

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